                                                                      EXHIBIT 12

                              HARTMARX CORPORATION
                       STATEMENT OF COMPUTATION OF RATIOS
                         (IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)

                                                     YEARS ENDED NOVEMBER 30,
                                         ----------------------------------------------
                                          1995     1994     1993       1992      1991
                                         -------  -------  -------  ----------  -------
Earnings (loss) from continuing
 operations before provision for
 income taxes per Consolidated
 Statement of Earnings                   $ 1,630  $ 5,139  $ 7,682   ($28,980)  $ 6,420

Add:

  Interest Expense /(a)/                  20,001   21,214   22,869     21,135    23,793

  Portion of rents representative
   of the interest factor/ (a) (b)/        6,114    8,054    9,327     20,088    22,865
                                         ----------------------------------------------
Income as adjusted                       $27,745  $34,407  $39,878  $  12,243   $53,078
                                         ==============================================
Fixed charges:

  Interest expense /(a)/                  20,001   21,214   22,869     21,135    23,793

  Portion of rents representative
   of the interest factor /(a) (b)/        6,114    8,054    9,327     20,088    22,825
                                         ----------------------------------------------
Fixed charges                            $26,115  $29,268  $32,196  $  41,223   $46,618
                                         ==============================================
Ratio of earnings to fixed charges          1.06     1.18     1.24          *      1.14
                                         ==============================================
* Coverage shortfall                           -        -        -  $  28,980         -
                                         ==============================================

(a)  Includes amounts related to discontinued operations.

(b) Represents one-third of rent expense which management believes represents a reasonable approximation of the interest component of rent expense.